Exhibit 99.1

Summary of William Brod Employment Letter Agreement

Mr. Brod is employed pursuant to an employment letter agreement which provides for an annual salary of $200,000 and an annual performance-based cash bonus target of $60,000 based on achievement of individual and Company performance objectives to be agreed upon.

Subject to approval of the Compensation Committee, Mr. Brod will also receive an annual equity bonus in the form of restricted stock units valued at $70,000 at the time of grant which are subject to achievement of individual and Company performance objectives. The annual equity bonus is subject to vesting in four equal annual installments from the original grant date, subject to a continuing employment requirement.

Mr. Brod is entitled to receive the Company’s standard employee benefits.

Mr. Brod’s employment is “at will” with no established term. Mr. Brod will be entitled to receive up to six months of severance benefits under certain circumstances.

This summary of Mr. Brod’s employment letter agreement is qualified in its entirety by reference to the agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.